Exhibit 3.1

Certified Copy 7/5/2024 12:52:40 PM Work Order Number: W2024070500713 Reference Number: 20244168171 Through Date: 7/5/2024 12:52:40 PM Corporate Name: ASSURE HOLDINGS CORP The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number Description Number of Pages 20244168165 Certificate Pursuant to NRS 78.209 1 Certified By: Ashley Popham Certificate Number: B202407054782909 You may verify this certificate online at https://www.nvsilverflume.gov/home Respectfully, FRANCISCO V. AGUILAR Nevada Secretary of State FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Filed in the Office of Secretary of State State Of Nevada Business Number E0232292017-6 Filing Number 20244168165 Filed On 7/5/2024 12:04:00 PM Number of Pages 1